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                                                                   Exhibit 10.39

                              CONSULTING AGREEMENT

     This CONSULTING AGREEMENT, entered into the 4th day of December 2003, with an effective date of April 1, 2003, (the "Agreement"), is by and between Horizon Offshore Contractors, Inc., a Delaware corporation (the "Company"), and Edward
L. Moses (the "Consultant"), (collectively, Company and Consultant are referred to as the "Parties" and individually as "Party").

                                   WITNESSETH:

     WHEREAS, the Consultant desires to assist the Company with the Services, as hereinafter defined, as the Company may elect from time to time, and the Company desires to so engage Consultant, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

     1. Consulting Services to be Performed; Term; Compensation. (a) The Company recognizes that Consultant has performed services at Company's request with respect to liaison with senior management of Pemex Exploracion y Produccion ("Pemex") on collection of claims of the Company's affiliate against Pemex ("Pemex claims"), promotion of the Company and its affiliates in Mexico, establishment of an office facility acceptable to Company in its sole discretion for the Company's affiliate in Mexico City, conducting a search for and presenting to the Company a candidate to represent the Company in Mexico, and that Consultant shall continue to perform such services and such other services as the Company may elect from time to time and the Consultant agrees to so serve for such periods of time as the Company may designate commencing on the date hereof and continuing on a day-to-day basis thereafter. The Consultant agrees to perform services regarding such matters and at such times as will be referred to him by the Company (the "Services").

     (b) Except as the Company may otherwise permit, Consultant shall maintain in strict confidence and shall not disclose, directly or indirectly, any non-public or proprietary information relating to the Company or its customers or their respective affiliates ("Confidential Information") that Consultant receives or acquires in the course of rendering consulting services under this Agreement. Consultant agrees that all Confidential Information is proprietary to the Company or its customers or their respective affiliates. Consultant further agrees that he shall use all Confidential Information (regardless of when and how acquired) solely in connection with the rendering of consulting services under the Agreement. Consultant further agrees that during the term of this Agreement, neither Consultant nor anyone acting in concert with Consultant will solicit or induce, either directly or indirectly, any employee of the Company or its affiliates to leave such employment.

     (c) In exchange for Consultant's services and covenants hereunder, the Company shall pay Consultant a fee of U.S. $140,100.00 for services rendered from April 1, 2003 to March 31, 2004, and $30,000 for services for the remainder of the term of this Agreement. Consultant acknowledges he has received U.S. $59,900.00 for services prior to signing this Agreement and
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agrees that Company shall receive a credit against the fee in the amount of U.S.
$59,900.00. Company shall pay Consultant's fee in equal monthly installments on or before the last business day of each month. Consultant may elect to defer any of such payments for services rendered between April1, 2003 and March 31, 2004. If Consultant elects deferral, the amount of the deferred payments shall be added to the next payment. Company will reimburse Consultant his reasonable travel and entertainment expenses in accordance with Company policy. Company shall also provide reasonable accommodations for Consultant in Mexico.

     (d) In the event of illness or injury to Consultant arising out of or in connection with his performance of Services in Mexico, Company shall arrange for any necessary medical evacuation of Consultant to the United States at Company expense, and shall reimburse Consultant for out of pocket expenses related to medical care for such illness or injury incurred by or on behalf of Consultant and not reimbursed by any health insurance, health maintenance organization, preferred provider organization or other such plan.

     2. Status of Consultant. (a) The Company and Consultant understand and agree that Consultant is an independent contractor for all purposes, including withholding and other employment tax purposes and is not an employee of the Company. Accordingly, Consultant acknowledges and agrees that (i) he will not be treated as an employee for purposes of any U. S. or Mexican federal or state law regarding income tax withholding or for purposes of contributions required under any unemployment, insurance or compensatory program and (ii) he will be solely responsible for the payment of any taxes or assessments imposed on account of the payment of compensation to or the performance of consulting services by him pursuant to this Agreement, including, without limitation, any unemployment insurance taxes, federal, state or local income taxes, federal social security payments, or state disability insurance taxes, all of which Consultant expressly agrees to pay when such taxes or assessments may become due.

     (b) Consultant will not and has no authority to represent to others that he is an employee of the Company. Consultant has no authority to bind or obligate the Company, to participate in the management of the Company, to use the name of the Company or any of its affiliates in any manner whatsoever, or to represent to others that he has any such authority unless expressly authorized by the Company.

     3. Termination of Consultancy Period. (a) The consultancy period shall terminate on December 31, 2004, unless earlier terminated pursuant to the terms of this Agreement.

     (b) Company may terminate this Agreement at any time if, in Company's opinion, it appears that Consultant's efforts in pursuing the Pemex claims have not enhanced the collect ability of the Pemex claims.

     (c) Company may terminate this Agreement at any time if Consultant fails to diligently pursue the duties described in Section 1(a), and in accordance with the timetable stated therein.

     (d) Company may terminate this Agreement at any time if Pemex issues a denial of a
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substantial portion of the Pemex claims.

     (e) Sections 1(b), 2(a), and 4 shall survive any termination of this Agreement, all of which shall be binding upon Company and Consultant and their personal or legal representatives, executors, administrators, heirs, devises, legatees and permitted assigns.

     4. Arbitration. If any dispute or difference of any kind whatsoever shall arise between the Parties relating to or in connection with this Agreement, which cannot be resolved by discussion and mutual agreement, shall be referred for a final and binding decision to a single Arbitrator selected in accordance with the then applicable Rules of the American Arbitration Association. The arbitration shall take place in Houston, Texas or in such other location as mutually agreed between the Parties and shall be conducted in the English language. Referral of any dispute to arbitration shall not absolve Consultant from its obligations to provide the Services.

     5. Co-operation. Consultant shall co-operate with all other contractors and subcontractors of Company and Company's customers and shall perform its Services in order to facilitate the overall requirements of Company's and its customers' respective programs.

     6. LEFT BLANK INTENTIONALLY.

     7. Compliance with Law. (a) Consultant acknowledges that the laws, rules, regulations and decrees of the various jurisdictions in which he performs the services and certain laws of the United States of America shall apply to his services. In this connection the parties recognize that the United States Foreign Corrupt Practices Act of 1977 as amended ("the Act") prohibits the payment or giving of anything of value either directly or indirectly by an American citizen or company or a foreign citizen or company located in the United States to an official of a foreign government for the purpose of influencing an act or decision in his official capacity, inducing him to use his influence with the foreign government, or gaining any improper advantage, to assist a company in obtaining or retaining business for or with, or directing business to, any person.

          (b) Consultant covenants that he is familiar with the Act and has had the opportunity to obtain legal advice from an attorney of his own choosing regarding the Act's purposes and represents that he is not an official, officer, or representative of any government or political party or candidates for political office and covenants and represents further that no part of the compensation will be accepted or used by Consultant for any purpose, nor will he take any action, which would constitute a violation of any law of the various jurisdictions in which it performs its services or of the United States of America, including the Act. Company covenants and represents that it does not desire and will not request any service or action by Consultant which would or might constitute any such violation.
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          (c) Consultant understands and agrees that this Agreement will be terminated without further liability on the part of Company if Consultant should breach its obligations under this Section 7 or the Act.

     8. Miscellaneous. (a) Any notice permitted or required to be delivered under this Agreement by one party shall be in writing and shall be delivered by hand, overnight delivery service or U.S. registered or certified mail, postage prepaid with return receipt requested, to the other party at the address set forth opposite such party's name on the signature page hereof until notice of a change in address is delivered as provided in this Section 8. Notices shall be deemed to be given, in the case of (i) by hand delivery, upon receipt; (ii) overnight delivery service, on the business day after timely delivery to a recognized overnight delivery service; and (iii) certified or registered mail upon mailing.

          (b) This Agreement constitutes the entire understanding between the Company and Consultant with respect to the matters provided for herein, and all prior discussions, negotiations, commitments, writings, understandings, and representations related hereto are hereby superseded. This Agreement shall not be amended or modified except by the written agreement of the Parties.

          (c) This Agreement shall be binding upon and inure to the benefit of the Company, and any successors or assigns of this Company, whether by way of a merger or consolidation, or liquidation of the Company, or by way of the Company selling all or substantially all of the assets of the Company, or a division thereof, to a successor entity; however, in the event of the assignment by the Company of this Agreement, the Company shall nevertheless remain liable and obligated to the Consultant in accordance with the terms hereof. In the event of any such merger, consolidation, liquidation, or sale, Consultant shall have the right to terminate this Agreement. In the event of such termination, Consultant shall nonetheless be entitled to the payments required by Paragraph 1 (c), and to reimbursement of any reasonable travel or entertainment expenses incurred prior to such termination.

          (d) The construction and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas excluding any principles of conflicts of laws that would direct that the substantive laws of another jurisdiction apply.

          (e) The failure by any Party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

          (f) The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
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          (g) Consultant hereby acknowledges that he has read, understands and expressly agrees to the terms of the Agreement, and has been advised and has had an opportunity to consult with an attorney of his choice before executing this Agreement.

          (h) This Agreement may be executed in multiple counterparts, each of which taken together shall constitute one and the same instrument. Facsimile signatures shall serve in lieu of originals.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                               Horizon Offshore Contractors, Inc

Address:

                                                  By:
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2500 Citywest Boulevard
Suite 2200                                        Name:
Houston, Texas  77042                             Title:

Address:                                          Edward L. Moses

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